UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

LIBERTY ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138107
(Commission File Number)

205024859
(IRS Employer Identification No.)

Two Allen Center, Suite 1600, 1200 Smith Street, Houston, Texas, 77002
(Address of principal executive offices and Zip Code)

(713) 353 4700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 23, 2011, we engaged new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to McConnell & Jones, LLP. Accordingly, we dismissed ABBM Group, Ltd LLP on September 23, 2011.

ABBM Group, Ltd LLP had not issued any audit reports or other opinions. There were no disagreements with ABBM Group, Ltd LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures.

We provided ABBM Group, Ltd LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from ABBM Group, Ltd LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of McConnell & Jones, LLP, as of September 20, 2011. During the last two fiscal years and subsequent interim periods preceding their engagement, McConnell & Jones, LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01	Financial Statements and Exhibits

16.1	Letter from ABBM Group, Ltd LLP to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY CORP.

/s/ Ian Spowart
Ian Spowart
President

Date:    October 7, 2011